Exhibit 99.1
SI-BONE, Inc. Reports First Quarter 2019 Financial Results

SANTA CLARA, Calif. May 8, 2019 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today reported financial results for the quarter ended March 31, 2019.

Recent Highlights

•	Revenues of $15.0 million for the first quarter of 2019, representing an 18% increase over first quarter 2018

•	Received FDA 510(k) clearance for a broader indication, encompassing fusion to augment stabilization of the sacroiliac joint in long-construct procedures using the iFuse Bedrock technology

•	Launched a suite of single-use decorticator products in the U.S.

•	Received positive reimbursement coverage from BlueCross BlueShield of Alabama and converted BlueCross BlueShield of Vermont and Highmark BlueCross BlueShield to exclusive reimbursement coverage

•	Appointed Bruce Prothro as Vice President, Regulatory Affairs

“We are pleased to report first quarter results where we began to capitalize on recent, exclusive U.S. reimbursement coverage decisions with execution on sales force expansion and surgeon education,” said Jeffrey Dunn, President, Chief Executive Officer, and Chairman. “I am encouraged by the momentum we are building and remain confident that we are executing toward our goals and that our business outlook remains strong. Our team is clear on what we need to accomplish to unleash the market opportunity in the sacropelvic space.”

First Quarter 2019 Financial Results

Revenue was $15.0 million in the first quarter of 2019, an 18% increase from $12.7 million in the corresponding prior year period. U.S. revenue was $13.5 million, an increase of 19% from the corresponding prior year period, and international revenue was $1.5 million, an increase of 9% from the corresponding prior year period. The increase primarily was driven by improvement in domestic and international case volumes.

Gross margin was 90% for the first quarter of 2019, as compared to 92% in the corresponding prior year period. The change in gross margin was due to an increase in personnel in operations to support the growth of the business.

Operating expenses were $22.3 million in the first quarter of 2019, as compared to $14.6 million in the corresponding prior year period, an increase of 53%. The increase in operating expense primarily was driven by a step-up in sales hiring, more surgeon training, and additional advertising and marketing. In addition, we incurred higher general and administrative expenses from new public company costs and increased stock-based compensation expenses.

Operating loss was $8.8 million in the first quarter of 2019, as compared to $2.9 million in the corresponding prior year period.

Net loss was $9.3 million, or $0.38 per diluted share for the first quarter of 2019, as compared to $4.2 million, or $1.17 per diluted share in the corresponding prior year period.

Cash, cash equivalents and short-term investments were $115.3 million as of March 31, 2019.

2019 Financial Guidance

SI-BONE continues to expect full year 2019 revenue to be in a range of $65.0 million to $66.5 million, representing growth of 17-20% over full year 2018 revenue.
Webcast and Conference Call Information

SI-BONE will host a conference call to discuss the first quarter of 2019 financial results after market close on Wednesday, May 8, 2019 at 4:30 P.M. Eastern Time. The conference call can be accessed live over the phone (866) 470-1968 for domestic callers or (409) 217-8248 for international callers, using conference ID: 5682385. The webcast can be accessed at http://investor.SI-BONE.com.

About SI-BONE, Inc.

SI‐BONE is a medical device company that pioneered the iFuse Implant System, a minimally invasive surgical system for fusion of the sacroiliac joint to treat sacroiliac joint dysfunction. The SI joint is the last major joint with a clinically proven surgical treatment. The iFuse Implant, commercially available since 2009, is the only SI joint fusion device supported by multiple prospective clinical studies showing improved pain, patient function and quality of life resulting from treatment. There are over 65 peer‐reviewed publications supporting the safety, durable effectiveness, and biomechanical and economic benefits unique to the iFuse Implant (www.si-bone.com/results). This body of evidence has enabled multiple government and private insurance payors to establish coverage of the SI joint fusion procedure exclusively when performed with the iFuse Implant System.

The iFuse Implant System is intended for sacroiliac fusion for conditions including sacroiliac joint dysfunction that is a direct result of sacroiliac joint disruption and degenerative sacroiliitis. This includes conditions whose symptoms began during pregnancy or in the peripartum period and have persisted postpartum for more than 6 months. The iFuse Implant System is also intended for sacroiliac fusion to augment immobilization and stabilization of the sacroiliac joint in skeletally mature patients undergoing sacropelvic fixation as part of a lumbar or thoracolumbar fusion. There are potential risks associated with the iFuse Implant System. It may not be appropriate for all patients and all patients may not benefit.

Forward Looking Statements

The statements in this press release regarding SI-BONE’s continued growth and financial outlook are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These statements and risks include SI-BONE’s ability to expand our sales and marketing capabilities and increase surgeon demand for iFuse, increase revenue through new products, obtain favorable coverage and reimbursement determinations from third-party payors, and fulfill its projections about 2019 full year revenue. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of the risks and uncertainties, which are described in the company’s filings on Form 10-K and Form 10-Q and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:
Lynn Lewis or Carrie Mendivil
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$14,991	$12,712
Cost of goods sold	1,526	1,048
Gross profit	13,465	11,664

Operating expenses:
Sales and marketing	15,815	10,967
Research and development	1,683	1,206
General and administrative	4,766	2,408
Total operating expenses	22,264	14,581

Loss from operations	(8,799)	(2,917)
Interest and other income (expense), net:
Interest income	744	62
Interest expense	(1,230)	(1,275)
Other expense, net	(60)	(71)
Net loss	$(9,345)	$(4,201)

Net loss per share, basic and diluted	$(0.38)	$(1.17)
Weighted-average number of common shares used to compute basic and diluted net loss per share	24,390,648	3,593,658

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$12,561	$25,120
Short-term investments	102,748	97,103
Accounts receivable, net	8,411	8,486
Inventory	3,516	3,343
Prepaid expenses and other current assets	2,161	1,990
Total current assets	129,397	136,042
Property and equipment, net	2,336	2,154
Other non-current assets	321	325
TOTAL ASSETS	$132,054	$138,521

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,811	$2,146
Accrued liabilities and other	7,097	6,860
Total current liabilities	9,908	9,006
Long-term borrowings	39,028	38,963
Other long-term borrowings	363	360
TOTAL LIABILITIES	49,299	48,329

Stockholders' Equity:
Common stock and additional paid-in capital	248,832	246,930
Accumulated other comprehensive income	445	439
Accumulated deficit	(166,522)	(157,177)
TOTAL STOCKHOLDERS' EQUITY	82,755	90,192
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$132,054	$138,521